SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2010

Vermont Pure Holdings, Ltd.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-31797	03-0366218
(State of incorporation)	(SEC File No.)	(IRS Employer ID No.)

1050 Buckingham St., Watertown, CT 06795

 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:
860-945-0661

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Exchange Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 5, 2010, Vermont Pure Holdings, Ltd. and our subsidiaries amended our Credit Agreement (“the New Agreement”) with Bank of America to provide a senior financing facility consisting of term debt and a revolving line of credit.  Bank of America is our sole lender under the New Agreement. Webster Bank, a participating lender prior to the amendment, is no longer party to the agreement.

Under the New Agreement, we became obligated on $15,500,000 of debt in the form of a term note to refinance our previous senior term debt and acquisition line of credit. Additionally, the New Agreement includes a $5,000,000 revolving line of credit that can be used for the purchase of fixed assets, to fund acquisitions, to collateralize letters of credit, and for operating capital.  At the time of closing, we drew down $1,000,000 on the revolving line of credit, which funded a reduction of our term debt.

The New Agreement amortizes the term debt over a five year period with 59 equal monthly installments of $184,500 and a final payment of $4,614,500 due at the end of five years. The line of credit matures in three years.  We are subject to various restrictive covenants under the agreement, and we are prohibited from entering into other debt agreements without the bank’s consent.

Under the New Agreement, interest is paid at a rate of one-month LIBOR plus a margin determined by certain leverage ratios specified in the agreement.  Based on leverage ratios at the time of the amendment, the margin is increased by 50 basis points in the New Agreement. As with the prior agreement, we are required to fix the interest rate on 75% of the outstanding balance on our outstanding term debt.  We accomplish this by entering into interest rate swap agreements.  Because the amendment refinanced more of our outstanding principal to term debt, commencing April 5, 2010, a larger amount of debt with Bank of America was subject fixed interest rates that were higher than variable rates at that time.  Consequently, the blended interest rate for all of the refinanced debt increased from 4.2% to 5.4% at the time of the amendment.

In conjunction with the New Agreement, the maturity date of the subordinated debt owed to Henry, Peter and Jack Baker in the aggregate principal amount of $13,500,000 was extended to October 5, 2015.  The amendment to the subordinated debt was reviewed and approved by the Company's Audit Committee as required by its charter.  All other terms of the subordinated debt agreements remained the same.  For more information about this subordinated debt, see the section entitled “Related Party Transactions - Subordinated Notes Held by Significant Stockholders” on pages 7 and 8 of our definitive proxy statement dated March 1, 2010, which section is incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

Number	Title

10.01	Amended and Restated Credit Agreement dated April 5, 2010 with Bank of America.

10.02	Form of Amended and Restated Term Note dated April 5, 2010 to Bank of America.

10.03	Form of Amended and Restated Subordination and Pledge Agreement dated April 5, 2010 between Henry E. Baker and Bank of America.

10.04	Form of Amended and Restated Subordination and Pledge Agreement dated April 5, 2010 between John B. Baker and Peter K. Baker and Bank of America.

10.05	Form of Amended and Restated Promissory Note dated April 5, 2010 issued to Henry E. Baker, John B. Baker and Peter K. Baker

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VERMONT PURE HOLDINGS, LTD.

Date: April 9, 2010	By:	/s/ Bruce S. MacDonald
By: Bruce S. MacDonald Chief Financial Officer

EXHIBIT INDEX

Number	Title

10.01	Amended and Restated Credit Agreement dated April 5, 2010 with Bank of America.

10.02	Form of Amended and Restated Term Note dated April 5, 2010 to Bank of America.

10.03	Form of Amended and Restated Subordination and Pledge Agreement dated April 5, 2010 between Henry E. Baker and Bank of America.

10.04	Form of Amended and Restated Subordination and Pledge Agreement dated April 5, 2010 between John B. Baker and Peter K. Baker and Bank of America.

10.05	Form of Amended and Restated Promissory Note dated April 5, 2010 issued to Henry E. Baker, John B. Baker and Peter K. Baker

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